UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 16, 2006

MSC Industrial Direct Co., Inc.

(Exact name of registrant as specified in its charter)

New York	1-14130	11-3289165
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

75 Maxess Road, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (516) 812-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 16, 2006, the Compensation Committee and the Board of Directors of MSC Industrial Direct Co., Inc. (the “Registrant”) approved an amendment to the Registrant’s Associate Stock Purchase Plan (the “Plan”).  The amendment to the Plan modifies the definition of “Purchase Price” under the Plan to 90% of the Fair Market Value (as defined in the Plan) of the Class A Common Stock as of the Exercise Date (as defined in the Plan).  The amendment to the Plan is effective February 1, 2007.

ITEM 8.01 OTHER EVENTS.

On October 17, 2006, the Registrant issued a press release announcing the declaration of a cash dividend on the common stock of the Registrant. The entire text of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits:

99.1         MSC Industrial Direct Co., Inc. Press Release, dated October 17, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC Industrial Direct Co., Inc.

Date: October 18, 2006	By:	/s/ Shelley M. Boxer
Name: Shelley M. Boxer
Title: Vice President, Finance